UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)         (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 3, 2017, the NYSE MKT LLC (the “NYSE” or the “Exchange”) notified India Globalization Capital, Inc. (“IGC”) that the Company is not in compliance with one of the Exchange’s continued listing standards. Section 704 of the Exchange’s Company Guide requires that a meeting of stockholders be held each year, and NYSE MKT has notified the Company that it is below compliance for the fiscal ended March 31, 2016 because it did not hold the required annual meeting.
 As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide. To maintain its NYSE listing, the Company must submit a plan to the Exchange by April 10, 2017, advising the Exchange of specific actions and milestones for the Company to regain compliance with Section 704 of the Company Guide by holding an annual meeting of stockholders as promptly as possible after the filing of Form 10-K for fiscal ended March 31, 2017, which is due by June 30, 2017.  Management expects that the plan when executed will bring IGC into compliance.
The Notice has no immediate impact on the listing of the Company's common stock, which will continue to be listed and traded on the NYSE during the applicable cure period, but will be assigned a ".BC" indicator by the NYSE to indicate that the Company is below compliance. The ".BC" indicator will be removed at such time as the Company is deemed compliant with the NYSE's continued listing standards.
A copy of the press release issued by the Company on April 4, 2017, regarding the notice from the NYSE is filed as Exhibit 99.1 to this Form 8-K. and is incorporated by reference into this Item 3.01 in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                 Exhibit Description
99.1                         Press release issued by India Globalization Capital, Inc. on April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: April 4, 2017	By:	/s/ John Cherin
John Cherin
Chief Financial Officer, Treasurer, and Principal Accounting Officer

Exhibit Index

99.1	Press Release dated April 4, 2017.